Exhibit 8.1

+1 212 230 8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

June 22, 2020

Stealth BioTherapeutics Corp

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue, George Town

Grand Cayman

KY1-9005 Cayman Islands

Re:	Stealth BioTherapeutics Corp

Ladies and Gentlemen:

We have acted as counsel to Stealth BioTherapeutics Corp (the “Company”) in connection with the preparation of the Company’s registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 22, 2020 (as so filed and as amended, the “Registration Statement”) relating to the registration for resale under the Securities Act of ordinary shares, par value $0.0003 per share (the “Shares”), represented by American Depositary Shares (the “ADSs”).

In connection with rendering the opinion set forth below, we have examined and relied on the Registration Statement and such other documents as we have deemed necessary or relevant as a basis for the opinion set forth below, including representations from officers and employees of the Company. We have reviewed the discussion set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 (the “Annual Report”), which is incorporated by reference into the Registration Statement, in the section entitled “Item 10. Additional Information-E. Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders”. We have not independently verified any factual matters.

For purposes of rendering our opinion, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of all signatures and the legal capacity of all persons executing all instruments or documents examined or relied on by us.

Our opinion is based upon the relevant provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

Our opinion is not binding upon the Internal Revenue Service (the “IRS”) or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

On the basis of and subject to the foregoing and in reliance on the assumptions described above, subject to the limitations set forth in the Registration Statement and the Annual Report, the statements of law or legal conclusions in the Registration Statement incorporated by reference to “Item 10. Additional Information-E. Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders” of the Annual Report constitute our opinion regarding the material U.S. federal income tax consequences to U.S. holders (as defined therein) of the acquisition, ownership and disposition of the ADSs and of the Shares.

We note that, because the determination of the Company’s status as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes is based on an annual determination that cannot be made until the close of a taxable year, and involves extensive factual investigation, we do not express any opinion herein with respect to the Company’s PFIC status in any taxable year.

June 22, 2020

This opinion is limited to the matters of federal income tax law of the United States set forth under the heading “Item 10. Additional Information-E. Taxation—Material U.S. Federal Income Tax Considerations for U.S. Holders” in the Annual Report and incorporated by reference into the Registration Statement, and we express no opinion with respect to any other federal, state, local or foreign tax issues (including without limitation matters of Cayman Islands law), consequences or matters related to the acquisition, ownership and disposition of the ADSs or of the Shares.

This opinion is furnished to you solely in connection with the Registration Statement and may not be relied upon by anyone else or used for any other purpose without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities laws.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Richard E. Andersen
Richard E. Andersen, Partner